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                                                                   EXHIBIT 10.1


                             VENTURE HOLDINGS TRUST

      This Trust, originally effective December 28, 1987, is hereby amended and restated in its entirety effective the 16th day of February, 1994, by and among LARRY J. WINGET as Settlor, Beneficiary, Special Advisor and Trustee (hereinafter sometimes referred to as the "Settlor" or "Beneficiary", or, when acting as such, the "Special Advisor" or "Trustee").

                           WITNESSETH

         Whereas, the Settlor has previously transferred to the Trust, as of the original effective date of the Trust, all of the Settlor's right, title and interest in Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Industries Canada Ltd., Vemco, Inc., Vemco Leasing, Inc., Venture Leasing Company and Venture Holdings Corporation;

         And Whereas, the Trustee has acknowledged the receipt of said property, for the term and upon the conditions hereinafter set forth;

         And Whereas, the Settlor intends to transfer to the Trust as of the effective date of this amended and restated Trust agreement all of the Settlor's right, title and interest in Venture Service Company;

      Now, therefore, it is agreed by and among the Trustee and the Settlor as follows:

                           ARTICLE I

                              FORM

SECTION  1.1  NAME

      This Trust shall be named the "VENTURE HOLDINGS TRUST" and may be referred to as the "Trust", "Venture Holdings Trust" or "Venture Holdings Trust dated (or effective) December 28, 1987" or "Venture Holdings Trust amended (or restated) February 16, 1994".

SECTION  1.2  PLACE OF BUSINESS

      The principal office and location of the Trust shall be 33662 James J. Pompo Dr., Fraser, Michigan 48026 or such other place as the Trustee may from time to time designate.
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SECTION  1.3  TERM

      The Trust, having commenced on December 28, 1987, and having been amended and restated on the date above written, shall continue until terminated by the Special Advisor, but in no case shall the termination occur prior to the earliest of:

      (A) Larry J. Winget's death (at which time, notwithstanding any other provision herein, but only if any of the Notes (as hereinafter defined) are still outstanding, the provisions of Section 5.6(E) shall be fully complied with and the Trust shall then terminate).

         (B) The time when none of the following notes are outstanding:

                 (1) The notes representing $70,000,000 of aggregate principal indebtedness issued pursuant to that certain First Amended and Restated Trust Indenture dated as of February 1, 1994 between the Constituent Companies named therein and NBD Bank, N.A. (formerly, the National Bank of Detroit), as Trustee (which Trust Indenture, as it may be hereafter amended or modified, is herein referred to as the "Senior Trust Indenture"); and

                 (2) The notes representing $100,000,000 of aggregate principal indebtedness issued pursuant to that certain Indenture dated as of February 16, 1994 between the Issuers and Guarantor named therein and Comerica Bank, as Indenture Trustee (which Indenture, as it may be hereafter amended or modified, is herein referred to as the "Subordinated Trust Indenture"),

                 (3) The note representing up to $25,000,000 of aggregate principal indebtedness issued pursuant to that certain Amended and Restated Credit Agreement dated as of December 12, 1991, between the Borrowers named therein and NBD Bank, N.A., as lender (which Credit Agreement, as amended from time to time, is herein referred to as the "Credit Agreement"), all of which notes (herein sometimes referred to as the "Notes") have been issued or are to be issued to various holders or lenders (herein sometimes collectively referred to as the "Note Holders") under and pursuant to certain instruments, agreements and related collateral documents (all of which instruments, agreements and documents, including the Notes, are hereinafter sometimes referred to as the "Loan Documents") as a result of indebtedness incurred or guaranteed or contemplated to be incurred or guaranteed by the Trust and Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Industries Canada Ltd., Vemco, Inc., Vemco Leasing, Inc., Venture Leasing Company, Venture Holdings Corporation and Venture Service Company (which entities, and any other entities which may from time to time be contributed to the Trust, are herein sometimes jointly referred to as the "Subsidiaries").

      (C)  The provisions of Section 5.6(E) have been fully complied with.





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SECTION 1.4  PURPOSE

      The primary purpose for which the Trust is organized is to create a single centralized entity to facilitate the borrowing under the Senior Trust Indenture and Subordinated Trust Indenture including the receipt, disbursement and repayment of the proceeds therefrom and to guarantee the indebtedness to NBD Bank, N.A. under the Credit Agreement.


                                   ARTICLE II

                          TRUST ESTATE AND BENEFICIARY

SECTION  2.1  TRUST PROPERTY

     The Trust Estate shall, as of the effective date of this amendment and restatement, consist of (a) all of the outstanding stock of Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Industries Canada Ltd., Vemco, Inc., Vemco Leasing, Inc., Venture Leasing Company, Venture Holdings Corporation and Venture Service Company and (b) certain interests in life insurance policies on the life of Larry J. Winget as have been assigned to the Trust. The Settlor may from time to time make additional contributions to the Trust Estate.

SECTION  2.2  BENEFICIARY OF INCOME AND CORPUS

         (A) (1) Nothing herein to the contrary withstanding, during the lifetime of the Beneficiary, Larry J. Winget, he shall be the only income and corpus beneficiary of the Trust.

                 (2) Upon the death of Larry J. Winget, the Larry J. Winget Living Trust, dated the 23rd day of December, 1987, as it may be now or hereafter amended or supplemented, shall be the beneficiary.

                 (3) Any other person or entity shall be prohibited from obtaining a beneficial interest in the Trust Estate prior to the termination of the Trust.

         (B) If and when Larry J. Winget becomes disabled or is unavailable (as such terms are defined in Section 3.2) (the "S Trust Commencement Date"), then:

                 (1) The Trust shall distribute all of its income (as defined in Section 643(b) of the Internal Revenue Code (the "Code"), or its successors and supplements, in light of Section 2.3, below) (herein, its "Income") arising with respect to the period from and after the S Trust Commencement Date and continuing for the duration of such disability or unavailability (the "S Trust Period"); provided, that at any time during the S Trust Period after any of the following events has occurred, this provision shall not apply:





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                            (a) the 30th day after the S Trust Commencement
                 Date, if the Trust has not made application to the Internal Revenue Service by such date for a ruling to the effect that it is a grantor trust as defined in Section 1361 (c)(2)(A)(i) of the Code, or its successors and supplements, or a trust under Section 1361(d) of the Code, or its successors and supplements;
                            (b) the private ruling request referred to in (a)
                 has been revoked; or

                            (c) the Internal Revenue Service has in writing
                 either (i) determined that the Trust is a grantor trust as defined in Section 1361(c)(2)(A)(i) of the Code, or its successors and supplements, or (ii) determined that the Trust is not a grantor trust as defined in Section 1361(c)(2)(A)(i) of the Code, or its successors and supplements, and is not a trust under Section 1361(d) of the Code, or its successors and supplements.

                 (2) The Trust shall not take any action or fail to take any reasonable action that would cause it to have Income for the S Trust Period in excess of the amount the Trust would be permitted to distribute in respect of its Equity Interests pursuant to Section 1009 of the Subordinated Trust Indenture and Section 6.15 of the Senior Trust Indenture; provided however, that if the Trust shall have received a private letter ruling from the Internal Revenue Service that it is a grantor trust described in Section 1361(c)(2)(A)(i) of the Code, or its successors and supplements, the foregoing provisions of this clause (2) shall not apply for the period such ruling applies to.

         (C) The Income interest of the Beneficiary in the Trust shall terminate on the earlier of his death or the termination of the Trust.

         (D) Nothing herein to the contrary withstanding, upon termination of the Trust during the life of the Beneficiary and during an S Trust Period and upon compliance with Section 5.6(E), the Trustee shall distribute all of the accumulated Income and corpus of the Trust to the Beneficiary.

         (E) Upon termination of the Trust due to the death of the Beneficiary, the Trustee shall act in accordance with Section 5.6(E).

         (F) If the Notes are no longer outstanding, the Beneficiary shall have the power to amend this Trust in order to change the identity of the recipient, upon the Beneficiary's death, of the income and corpus of the Trust Estate. The Trustee shall recognize the effectiveness of such amendment upon the receipt of notice from the Beneficiary that he has exercised this power.

         (G) Nothing herein to the contrary withstanding, the Beneficiary shall not have the power to sell, assign, pledge, or in any other manner transfer its beneficial interest in the income and corpus of the Trust Estate except as permitted by Section 5.6(E).

SECTION 2.3  TRUST ACCOUNTING





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         (A) For purposes of this Trust and Section 643(b) of the Code and Act
340 of Michigan Compiled Acts, 1965, or its successors and supplements (the "Act"), the Income of the Trust shall be determined by:

                 (1) making all determinations of gross income or receipts on the cash basis, irrespective of principles of tax accounting or generally accepted accounting principles; provided, that interest income on sales of assets held by the Trust shall be allocated to principal;

                 (2) expenses and expenditures to be subtracted from gross income or receipts shall be the sum of (a) all expenses or expenditures, including the amounts necessary to repay principal, interest, make whole amount (if any) and other payments on any indebtedness; but not including the cost (other than compensation of the Trustee or its advisors and any investment counselor or broker) of the following charges paid from principal (i) investing and reinvesting principal, (ii) protecting or determining the amount of or identity of trust principal, (iii) one half of the cost of protecting or determining the amount of both the principal and income of the Trust, (iv) extraordinary expenses incurred in making capital additions to tangible property (rather than merely repairing or improving the property with a view towards maintaining its value or use), and (v) taxes on the sale of principal, in each case determined on the cash basis, irrespective of principles of tax accounting or generally accepted accounting principles (all of which are herein referred to as the "Expenses") and (b) any additional amount necessary to accrue, under generally accepted principles of accounting, Expenses for the period in question; provided, all Expenses shall be without duplication of any Expenses deducted in a prior period;

                 (3) to the extent not prohibited by law, during the S Trust Period, Income shall be defined to be and shall be determined (including, without limitation, the making of elections, allocations of expenses, and choice of method of accounting) so that the amount of such Income is not in excess of the amount the Trust would be permitted to distribute in respect of its Equity Interests pursuant to
         Section 1009 of the Subordinated Trust Indenture and Section 6.15 of the Senior Trust Indenture; provided, however, that if the Trust shall have received a private letter ruling from the Internal Revenue Service that it is a grantor trust described in Section 1361(c)(2)(A)(i) of the Code, or its successors and supplements, the foregoing provisions of this clause (3) shall not apply for the period such ruling applies to; and

                 (4) otherwise determining and allocating the Trust's gross income and receipts and expenses and expenditures to principal and income in accordance with the "Act".





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                                  ARTICLE III

                                SPECIAL ADVISOR

SECTION 3.1 SPECIAL ADVISOR'S(S') POWERS

Subject to the requirement that in no event shall the Special Advisor take any action or fail to take any reasonable action which would cause the Trust to violate any term of the Loan Documents:

          (A) (1) The Special Advisor shall have the power to exercise the authority provided to it under the Direction Procedure set forth in
         Article IV or as provided in this Article III.

                 (2) The Trustee shall recognize the effectiveness of the Special Advisor's(s') actions upon the receipt by the Trustee of notice from the Special Advisor that the Special Advisor has exercised this power.

         (B) In addition:

                 (1) The Special Advisor shall have the power to cause the transfer of shares of the Subsidiaries held by the Trust and all the other Trust corpus to Venture Holdings Corporation.

                 (2) The Special Advisor shall have the power to cause this
                     Trust:

                          (a) To be converted or reconstituted into an entity
                 with completely different, substantially different or substantially similar characteristics, as the Special Advisor may in its sole discretion determine, and as a result of such conversion or reconstitution, to cause this Trust to be liquidated, terminated or frozen. Among other ways, such conversion or reconstitution may be brought about by the Special Advisor as part of (i) a merger or consolidation with another entity, (ii) a sale or transfer of some, substantially all, or all of the assets of the Trust Estate, or (iii) a registration pursuant to an Initial Public Offering; and

                          (b) To sell, issue, convey, transfer, lease or
                 otherwise dispose of (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any or all equity interests of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Trust or any of its Subsidiaries; or (iii) any other properties or assets of the Trust;

      (C) The Special Advisor (including any member of the Successor Special Advisor Group succeeding the Special Advisor) shall have the power to assign or delegate all or any portion of its rights, duties and powers under the terms of this Trust. An exercise of such power by any member





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of the Successor Special Advisor Group shall be subject to the approval of all the other then members of the Successor Special Advisor Group. The Trustee shall recognize the effectiveness of an assignment or delegation made under this Sub-Section upon the receipt of notice from the Special Advisor that it has exercised this power.

      (D) The Special Advisor shall have the power to make amendments to this Trust affecting the identity, rights, duties and powers of the Special Advisor or members of the Successor Special Advisor Group; provided, however, that only Larry J. Winget, shall have the power to reduce or inhibit the rights, duties and powers exercisable by him as Special Advisor or reduce or inhibit his right under Section 3.2(E) to reassume the position of Special Advisor. An exercise of the powers given to the Successor Special Advisor Group under this Sub-Section shall only be by unanimous vote of the Group. The Trustee shall recognize the effectiveness of amendments made pursuant to this Sub-Section upon the receipt of notice from the Special Advisor that it has exercised this power.

      (E) The Special Advisor, with the consent of the Trustee, shall have the power to amend this Trust in any manner or way; provided, however, that only Larry J. Winget, in his capacity as Special Advisor, shall have the power to reduce or inhibit any of the rights, duties and powers of the Beneficiary.

SECTION 3.2 DEATH, DISABILITY OR UNAVAILABILITY OF SPECIAL ADVISOR

      (A) The rights, duties and powers that Larry J. Winget possesses as the Special Advisor under this Trust shall be transferred pursuant to the process set forth in this Section 3.2 if Larry J. Winget dies, becomes disabled through illness, age or other cause or his whereabouts become unknown.

      Any spouse or family member of Larry J. Winget or any executive officer of a Subsidiary may allege in an affidavit to the Successor Special Advisor Group (hereinafter defined) that Larry J. Winget is so disabled through illness, age or other cause, that he is unable to care for his personal finances. If (1) such affidavit is accompanied by the certification of two licensed physicians, one of whom is Larry J. Winget's family or attending physician, if available, that Larry J. Winget is unable to care for his personal finances, or (2) the Successor Special Advisor Group determines by any other means that Larry J. Winget is unable to care for his personal finances, then Sub-Section (B) shall be applicable.

      If Larry J. Winget's whereabouts are unknown (hereinafter sometimes referred to as his "unavailability") to both Alicia Winget and the Boards of Directors of the Subsidiaries (or only the Boards of Directors, if Alicia Winget is deceased, disabled, unavailable or no longer married to Larry J. Winget) and the same is certified by affidavit to the Successor Special Advisor Group by any two members of the Successor Special Advisor Group, then Sub-Section (B) shall be applicable.

      (B) Upon the death, disability or unavailability of Larry J. Winget as set forth in Sub-Section (A), the rights, duties and powers he possesses as the Special Advisor under this Trust shall be assumed by the Successor Special Advisor Group, subject to the following.





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      The rights, duties and powers of the Special Advisor of this Trust shall be jointly assumed by four Successor Special Advisors. If a majority are unable to agree on a matter, Alicia Winget will act in an arbitrator capacity by agreeing with one of the positions taken by the Successor Special Advisors, but not by making an independent decision. Collectively, this group is herein sometimes referred to as the "Successor Special Advisor Group".

      (C) Michael Torakis, A. James Schutz, Larry Joseph Winget, Jr. and Adelicia Jo Jean Tignanelli are hereby appointed to initially serve in the four Successor Special Advisor positions.

      (D) Upon the death, disability, unavailability, unwillingness to serve or discontinuance of full-time employment with any Subsidiary of Michael Torakis, A. James Schutz, or one of their successors, he shall be succeeded as a member of the Successor Special Advisor Group by Joseph Tignanelli if the same is at the time a full-time employee of any of the Subsidiaries; otherwise, the Trustee shall choose a Successor from among the non-family members who are full-time employees of any Subsidiary or Subsidiaries which accounts for at least twenty percent (20%) of the total gross sales of the Subsidiaries or any full-time employee of any Subsidiary if there exists no individual who meets the aforementioned requirements of this paragraph.

      Upon the death, disability, unavailability or unwillingness to serve of Larry Joseph Winget, Jr. or Adelicia Jo Jean Tignanelli, or one of their successors, the Trustee shall choose as a Successor either Norman Matthew Winget, Gwendolyn May Winget or, (if she has reached the legal age of majority) Annalisa Winget.

      Upon the death, disability, unavailability or unwillingness to serve of Alicia Winget, she shall be succeeded by David Howell, C.P.A., or if he is unavailable or unwilling to serve, by John J. Davey, attorney at law.

      For purposes of this Trust, "disability" shall mean that an individual is so disabled through illness, age or other cause, that he is unable to care for his personal needs or finances.

      For purposes of this Trust, "unavailability" shall mean that an individual's whereabouts are unknown.

      For purposes of this Trust, "unwillingness to serve" shall mean that an individual has so notified the Trustee or has failed to respond with an answer (or to request a reasonable extension of time or additional information) within three (3) working days of any request for action by the Trustee or by one of the other members of the Successor Special Advisor Group.

      (E) Whether or not any person is no longer disabled or unavailable shall be determined by the same process as that used in Sub-Section (A) for initially determining disability or unavailability. Upon such determination, said person shall reassume all the rights, duties and powers that were possessed as the Special Advisor under the terms of this Trust prior to the disability or unavailability so long as such person is otherwise permitted to serve by the terms hereof.





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      If the Trustee or Successor Special Advisor Group refuse to permit the transfer of the Special Advisor's(s') powers, any interested party may petition a court of competent jurisdiction to make the determination of whether said power is required to be transferred by the terms hereof.

      The Trustee or Successor Special Advisor Group shall not be liable for any claim whatsoever which may arise as a result of its recognition of the authority of the Successor Special Advisor Group to exercise the rights, duties and powers of the Special Advisor or as a result of its recognition of the right of any person to reassume such rights, duties and powers as long as the their actions were taken in good faith and in the exercise of due care.

SECTION 3.3 SUCCESSOR SPECIAL ADVISOR GROUP

      References to the Special Advisor shall include the Successor Special Advisor Group. At the time of the Special Advisor's death, disability or unavailability, if the provisions of Section 3.2 have been complied with the Successor Special Advisor Group shall succeed to all of the title, powers, rights, discretion, obligations and immunities of the original Special Advisor unless expressly set forth otherwise.


SECTION 3.4 VALIDITY OF THE SPECIAL ADVISOR'S(S') ACTS

      It shall not be necessary for anyone (including the Trustee) dealing with the Special Advisor to inquire into the validity of anything the Special Advisor purports to do or to investigate the application of any money paid or property transferred to or upon the orders of the Special Advisor.

SECTION 3.5 FEES

      The Special Advisor shall be entitled to a reasonable fee for its services.

SECTION 3.6 LIABILITY

      The Special Advisor shall not incur any liability and shall not be deemed to have violated any of the provisions of this Trust as a result of any mistakes or errors in judgment made in good faith and in the exercise of due care in connection with the Trust business.





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                                   ARTICLE IV

                              DIRECTION PROCEDURE

SECTION 4.1 SPECIAL ADVISOR'S(S') POWERS

      The Special Advisor shall have the exclusive power to determine and direct the timing, manner, conditions and/or substance of the Trustee's exercise of the powers and duties as set forth in Section 5.6. It shall be a violation of the Trustee's fiduciary duty to refuse to follow or to ignore such direction by the Special Advisor.

SECTION 4.2 PROCEDURES

       The power set forth in Section 4.1 shall be exercised pursuant to either
(A) or (B) of the following:

      (A) Upon the Trustee determining that it may be necessary, convenient or prudent to exercise any power or duty which is subject to the Direction Procedures herein set forth, the Trustee shall notify the Special Advisor of the same. Upon such notification, the Special Advisor shall, if he determines that the exercise of such power or duty is warranted (such determination being in the Special Advisor's(s') sole discretion), direct the Trustee in writing (on a form substantially similar to that set forth in Exhibit A) as to the specific timing, manner, conditions and substance of the actions to be taken or refrained from by the Trustee (the provision of such direction herein sometimes being referred to as a "Direction"). Upon receipt of such Direction, the Trustee shall carry out its terms and conditions, unless the same shall be illegal or shall not be reasonably possible under the circumstances. Provided, however, that nothing herein to the contrary withstanding, the Trustee shall have no affirmative duty to determine if any action shall be necessary, convenient or prudent for it to exercise.

      (B) Upon the Special Advisor determining that it may be necessary, convenient or prudent for the Trustee to exercise any power or duty which is subject to the Direction Procedures herein set forth, the Special Advisor shall direct the Trustee in writing (on a form substantially similar to that set forth in Exhibit A) as to the specific timing, manner, conditions and substance of the actions to be taken or refrained from by the Trustee (the provision of such direction herein sometimes being referred to as a "Direction"). Upon receipt of such Direction, the Trustee shall carry out its terms and conditions, unless the same shall be illegal or shall not be reasonably possible under the circumstances.

      (C) In the event that the Trustee determines that the terms and/or conditions of any Direction may require illegal or unreasonable action, then the Trustee shall immediately notify the Special Advisor of the same. Upon such notification, the Special Advisor shall either re-direct the Trustee in writing (on a form substantially similar to that set forth in Exhibit A) as to the specific timing,





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manner, conditions and substance of the actions to be taken or refrained from by the Trustee (the giving of such re-direction herein sometimes being referred to as a "Direction") or seek a resolution of the matter through the arbitration procedure in Article VIII of this Trust. Upon receipt of such re-direction or notice of the Arbitrator's approval of the Direction, the Trustee shall carry out its terms and conditions, unless the same shall be illegal or shall not be reasonably possible under the circumstances.

      (D) Unless authority has been expressly granted to the Trustee to take or refrain from taking any particular actions on a continuing basis, then the Trustee shall have no right to rely on any Direction to guide or direct the Trustee as to any course of conduct which it shall take at any future date, other than as to the specific instance or instances for which such Direction initially was provided.


                                   ARTICLE V

                                    TRUSTEES

SECTION 5.1  DEATH, RESIGNATIONS AND REMOVAL

         (A) If Larry J. Winget shall be acting as Trustee, upon the death, disability or unavailability of Larry J. Winget (determined by the same method set forth in Section 3.2(A)) the rights, duties and powers as Trustee under this Trust shall be assumed by Michael G. Torakis; provided, that Michael G. Torakis shall not assume such rights, duties and powers (or, if he shall have already done so, he shall not continue to act as Trustee) if:

                 (1) Either Alicia Winget or, without the participation of Michael G. Torakis, the Special Advisor determines that Michael G. Torakis shall not so act;

                 (2) Michael G. Torakis dies, becomes disabled or his whereabouts become unknown (determined by the same method set forth in Section 3.2(A)).

         (B) If Michael G. Torakis, or any successor Trustee, dies, becomes disabled or his whereabouts become unknown (determined by the same method set forth in Section 3.2(A)) or discontinues acting as Trustee or, if the Special Advisor or Alicia Winget shall have objected to Michael G. Torakis assuming the position of Trustee, a successor Trustee shall be chosen by the Special Advisor; provided:

                 (1) such appointment shall not be valid unless the Trustee so chosen is (i) Alicia Winget or (ii) a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, or (iii) two or more of the following persons, Larry Joseph Winget, Jr., A. James Schutz, Adelicia Jo Jean Tignanelli, Norman Matthew Winget, Gwendolyn May Winget or, (if she has reached the legal age of majority) Annalisa Winget; or (iv) any other





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         Person who has received the prior approval of the Trustee of the
         Subordinated Trust Indenture (if the Subordinated Trust Indenture is then in full force and effect) and the Trustee of the Senior Trust Indenture (if the Senior Trust Indenture is then in full force and effect) and NBD Bank, N.A. (if the Credit Agreement is then in full force and effect), which approval shall not be unreasonably withheld, and

                 (2) the Trustee of the Subordinated Trust Indenture (if the Subordinated Trust Indenture is then in full force and effect) and of the Senior Trust Indenture (if the Senior Trust Indenture is then in full force and effect) and NBD Bank, N.A. (if the Credit Agreement is then in full force and effect) shall have been notified of the same and if either shall make a reasonable objection to such appointment, then they shall each have the right to approve any such successor Trustee, which approval shall not be unreasonably withheld.

         (C) The Trustee of this Trust may resign at any time by delivering thirty (30) days written notice to that effect to the Special Advisor.

         (D) The Special Advisor may at any time remove the Trustee without cause by an instrument in writing delivered to the Trustee.

         (E) If no successor Trustee has been duly appointed upon the Trustee's resignation, removal or other termination, a Special Advisor, the Trustee of the Subordinated Trust Indenture (if the Subordinated Trust Indenture is then in full force and effect), the Trustee of the Senior Trust Indenture (if the Senior Trust Indenture is then in full force and effect), a Note Holder or NBD Bank, N.A. (if the Credit Agreement is then in full force and effect) shall have the right to seek appointment of a successor Trustee in a court of competent jurisdiction.


SECTION  5.2 SUCCESSOR TRUSTEES

      References to the Trustee or Trustees shall include successor Trustees.
A successor Trustee shall succeed to all of the title, powers, rights, discretion, obligations and immunities of the original Trustee; provided, the successor Trustee shall not be obligated to accept, ratify or approve of any of the acts, omissions, or defaults of the Trustee, nor shall it be required to
audit or verify the records of the Trustee.   The fact that the successor
Trustee has assumed and carried out its duties without protest or exception shall not be deemed such an acceptance, ratification or approval. The successor Trustee shall be entitled to rely upon any statements and records (which may come into the successor Trustee's possession after a reasonable search) of the Trustee as to the assets of this Trust and shall have no responsibility or liability hereunder to any person for the assets of this Trust until reduced to the possession of the successor Trustee.

SECTION  5.3 VALIDITY OF TRUSTEE'S ACTS

      It shall not be necessary for anyone dealing with the Trustee to inquire into the validity of anything the Trustee purports to do or to investigate the application of any money paid or any property transferred to or upon the orders of the Trustee.

SECTION  5.4 BONDING

      No bond shall be required on any Trustee hereunder, or if a bond is required by law, only a nominal bond shall be required.

SECTION  5.5 ACCOUNTINGS

      The Trustee shall not be required to render any accountings to any court, but it shall render an account at least annually to the Beneficiary. Unless the Beneficiary shall object in writing within ninety (90) days, all matters and transactions stated therein shall be final and binding upon all persons (whether in being or not) who are then or may thereafter become interested in or entitled to share in, either the income or corpus of the Trust.

SECTION  5.6 DUTIES AND POWERS

         (A) The Trustee shall have the following duties, free of any right or power of the Special Advisor to direct the Trustee as to the timing, manner, conditions and/or substance of the exercise of such duties:

                 (1) The duty to receive and hold the Trust corpus and income as herein set forth, and to do all acts necessary thereto, including, but not limited to, establishing bank accounts (which may be in the Trustee's own bank), endorsing checks and other drafts, and arranging for the transfer of funds.

                 (2) The duty to promptly invest all collected funds in a money market fund which invests solely in obligations of the United States Government (or, if consented to by the Special Advisor, in a Treasury obligation of specified maturity, in which case the Trustee may charge its usual transaction fee); provided that such investments are permitted by the Loan Documents.

                 (3) The duty to keep full books of account in which all the banking transactions of the Trust shall be recorded.

                 (4) The duty to distribute all of the income of the Trust currently to the Beneficiary to the extent required by Section 2.2(B).

         (B) The Trustee shall have the following powers, free of any right or power of the Special Advisor to direct the Trustee as to the timing, manner, conditions and/or substance of the exercise of such powers, provided
that such exercise is in accordance with the terms of   the Loan Documents:

                 (1) The power to hold cash and cash type instruments and to open and to close checking and savings accounts and/or safety deposit boxes in banks or similar financial institutions, in the name of the Trustee or in the name of a nominee, with or without indication of any fiduciary capacity; to deposit cash in and withdraw cash from such accounts and/or boxes, with or without indication of any fiduciary capacity; to hold such accounts and/or securities in bearer form, or in the name of the Trustee or in the name of a nominee with or without indication of any fiduciary capacity.

                 (2) The power to employ investment counsel, brokers, accountants, attorneys and any other agents to act in the Trust's behalf, to do any act or thing necessary, incidental or convenient to the proper administration of the Trust.

                 (3) The power from time to time to determine the authority of, appoint and terminate one or more "Attorney(s)-in-fact" for the Trustee, who shall have the powers and duties set forth in, and act pursuant to, powers expressly given to such Attorney(s)-in-fact pursuant to express written powers of attorney of the Trustee from time to time made; provided that no such Attorney-in-fact shall have any power or duty which the Trustee could not him/her/itself exercise at that time.

         (C) The Trust, through the Trustee, shall not have the power to:

                 (1) Engage in the active conduct of any business whatsoever.

                 (2) Authorize any distribution from any Subsidiary unless pursuant to a Special Advisor's Direction which Direction shall certify that the distribution requirements of the Loan Documents have been complied with.

         (D) Nothing herein to the contrary withstanding, other than Sub-Section (C)(2), if, and only if, the Direction Procedure set forth in
Section 4.2 has been followed, so that the Trustee has received a Direction in writing (on a form substantially similar to that set forth in Exhibit A), shall the Trustee then exercise any of the following powers and duties:

                 (1) (a) The power and duty to borrow on the terms set forth in the Loan Documents and receive the proceeds which the Loan Documents contemplate will be paid in connection with the execution of the Loan Documents and to execute any Loan Documents.

                          (b)  The power and duty to execute any other
         documents from time to time as may be reasonably necessary to establish, continue, renew, extend or expand the relationship with the Note Holders or to exercise any of the powers of the borrower under the Loan Documents.

                          (c) The power and duty to guarantee to NBD Bank, N.A., the Twenty-Five Million Dollar ($25,000,000) Credit Agreement, and its renewal, on the terms permitted by the Loan Documents and execute said Guaranty and any collateral documents.

                 (2) The power and duty to determine the authority of, appoint and terminate a set of "Officers" of the Trust, pursuant to a Direction of the Special Advisor, such Officers having the powers and duties set forth in a Direction of the Special Advisor; provided that no such Officer shall have any power or duty which the Trustee could not itself exercise.

                 (3) The power and duty to loan sums of money to the Subsidiaries.

                 (4) The power and duty to demand loan repayments from the Subsidiaries.

                 (5) The power and duty to negotiate, renegotiate and approve extensions of credit and investment transactions in addition to those specifically set forth herein.

                 (6) The power and duty to vote upon, approve and direct distributions and liquidations by the Subsidiaries, but not in violation of Sub-Section (C)(2).

                 (7) The power and duty to reinvest income and the proceeds from the sale or hypothecation of Trust assets in new ventures, including the purchase of shares, obligations or other interests in any entity.

                 (8) The power and duty to vote stock of the Subsidiaries and to give general proxies or powers of attorney for voting or acting with respect to shares, obligations or other interests in entities which the Trustee shall from time to time have an investment interest in, which proxies or powers of attorney may be discretionary if the Special Advisor so provides, and with power of substitution of the proxy holder.

                 (9) The power and duty to do all acts reasonably necessary, including the execution of any and all documents which the Special Advisor directs the Trustee to execute, in order to accomplish the conversion or reconstitution, liquidation, termination or freezing of the Trust pursuant to Section 3.1(B).

                 (10) The power and duty to deposit shares or securities with, or transfer them to, protective committees or similar bodies and join in any reorganization and pay assessments or subscriptions called for in connection with shares, interests or obligations held by the Trust.

                 (11) The power and duty to make contracts and guarantees or otherwise incur liabilities, borrow money, issue its notes, bonds, or other obligations, or secure any of its obligations by mortgage or pledge of all or any of the Trust's property and income, in addition to those transactions expressly permitted herein.

                 (12) The power and duty, in the Trust's name, to adjust, arbitrate, assign, compromise, sue or defend, release, abandon or otherwise deal with any and all claims or debts in favor of or against the Trust; provided, however, that such does not violate, compromise, extend or reduce any right of a Note Holder under the Loan Documents unless such affected Note Holder has given its express consent.

                 (13) The power and duty to purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or tangible personal property, or any interest therein, wherever situated.

                 (14) The power and duty to be a partner, member or associate of any partnership, joint venture or other enterprise.

                 (15) The power and duty to sell, hypothecate, convey, lease, exchange, transfer or otherwise dispose of all or any part of the Trust property and assets.

                 (16) The power and duty to make payments or distributions as herein set forth of the Trust property, wholly or partly in kind.

                 (17)  The power and duty to sell Trust assets.

                 (18) The power and duty to appoint and terminate members of the "Fairness Committee".

                 (19) Any other power or duty that has not been expressly delegated in this Section 5.6, which the Special Advisor, in its sole discretion, determines shall be exercised.

         (E) If any Notes are outstanding under the Subordinated Trust Indenture or the Senior Trust Indenture, upon receipt of a Direction from the Special Advisor or upon the death of the Beneficiary, the Trustee shall join with all other necessary parties in making a contribution of all their right, title and interest in and to the corpus of the Trust (except for the shares it holds of Venture Holdings Corporation) and Income of the Trust to Venture Holdings Corporation; provided, however, that all Income accumulated during an S Trust Period shall be distributed to Larry J. Winget. The shares of Venture Holdings Corporation shall then be distributed to Larry J. Winget (or if the distribution is occurring upon the death of Larry J. Winget, to the Larry J. Winget Living Trust dated the 23rd day of December, 1987, as it may be now or hereafter amended or supplemented) and the Trust shall be terminated. The assignment to Venture Holdings Corporation shall not be valid unless and until said corporation expressly assumes the obligations of the Trust. Upon such assumption and after making such distributions, the Trustee shall be discharged from all of its obligations under the Trust and the Trust shall be terminated.

         (F) The Trustee shall not have the responsibility to collect any funds due, owing or payable to the Trust or to see to the application of any funds after they have been distributed or paid by the Trust.

SECTION 5.7 ACTIONS

      The Trustee shall act promptly in fulfilling its duties under this Trust.

SECTION 5.8 FEES

      The Trustee shall be entitled to and shall charge no more than a reasonable fee for its services. It shall also be entitled to reimbursement for reasonable expenses including all those incurred pursuant to Section 5.6(B)(2).

SECTION 5.9 INDEMNIFICATION

      The Settlor, Beneficiary and Special Advisor hereby covenant to protect, save and keep harmless the Trustee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed upon, incurred or asserted against the Trustee in any way relating to or arising out of this Trust or the performance or enforcement of any of its terms or in any way relating to or arising out of the administration of the Trust or action or inaction of the Trustee except in the case of willful misconduct or gross negligence of the Trustee in the performance of its duties.

SECTION 5.10 DISPUTES AS TO TRUSTEE'S LIABILITY

      Any dispute which may arise regarding the Trustee's liability for negligence, failure to perform its duties or otherwise, shall be resolved in a court of competent jurisdiction.


                                   ARTICLE VI

                    DIVISION OF MANAGEMENT RESPONSIBILITIES

SECTION 6.1  DIVISION OF MANAGEMENT OF BUSINESS AND AFFAIRS OF THE TRUST

         (A) The Trust's management is hereby divided into (i) a Fairness Committee which, to the extent herein provided, shall review certain transactions and (ii) the Special Advisor, which shall have the power to determine all management issues regarding the business and affairs of the Trust, subject to the approval of the Fairness Committee as herein provided.

         (B) The Fairness Committee shall be established in accordance with the terms of the Senior Trust Indenture and the Subordinated Trust Indenture and shall have such rights and duties as set forth therein.

         (C) The Fairness Committee shall have such other rights and duties and shall act by such procedures and in such manner as the Special Advisor shall determine from time to time, provided that no such determination shall limit or otherwise interfere with the rights and duties of the Fairness Committee as set forth in (B), above.


                                  ARTICLE VII

                           DISSOLUTION AND AMENDMENT

SECTION  7.1 DISSOLUTION

      In the event that the Trust shall hereafter be dissolved for any reason other than by the provisions of Section 5.6(E), a full and general account of its assets, liabilities and transactions shall at once be taken. Such assets may be sold and turned into cash as soon as possible and all debts and other amounts due the Trust collected. The proceeds thereof shall then be applied in the order set forth below:

         (A) The debts and liabilities of the Trust and the expenses of liquidation shall be discharged; and

         (B)  The remainder shall be distributed to the Beneficiary.

SECTION 7.2 AMENDMENT

         This Trust may be not be amended, except as follows. The Special Advisor may amend this Trust under the following circumstances:

         (A) Amendments may only be made if they would not be in violation of any Loan Document or other agreement the Trust is subject to at the time of such amendment.

         (B) The Special Advisor may amend this Trust, provided that no such amendment shall modify or delete the provisions which provide that:

                 (1) Only Larry J. Winget shall have the power to reduce or inhibit the rights, duties and powers exercisable by him as Special Advisor or reduce or inhibit his right under Section 3.2(E) to reassume the position of Special Advisor.

              (2) Only Larry J. Winget, in his capacity as Special Advisor, shall have the power to reduce or inhibit any of the rights, duties and powers of the Beneficiary.


                                  ARTICLE VIII

                                  ARBITRATION

SECTION 8.1 ARBITRATION PROCEDURE

      Except as provided for in Section 5.10, upon a dispute arising under this Trust between or among the parties this Trust agreement, the Settlor, Beneficiary, any individual Special Advisor or Trustee may cause the resolution of the same by petitioning for an arbitration of the dispute.

      (A) The Arbitrator shall be chosen in the following manner:

              (1) The Arbitrator shall be full professor or associate professor of law from the University of Michigan or Wayne State University who is either currently teaching or has taught within the past two calendar years one or more courses substantially covering one or more of the following subjects: (i) contracts, (ii) trusts, (iii) business organizations, or (iv) financial instruments.

              (2) The party desiring arbitration shall determine (i) the names of at least three (or such lesser number as may be available) individuals with the above qualifications who are disinterested and are available to make such arbitration determination within the time constraints of the decision in dispute and (ii) the terms and conditions which they require in order to make such a determination.


                  If three individuals meeting the above qualifications are not available from the University of Michigan or Wayne State University, then the party desiring arbitration shall seek additional available individuals from the following law schools in the order listed: (a) Harvard, (b) Yale, (c) Stanford, (d) Chicago, (e) Northwestern, (f) Columbia, (g) Georgetown.

              (3) The names of the potential Arbitrators and the terms and conditions required by each shall be presented to the other party who shall choose (within 24 hours of receiving such information) one of them to make the arbitration decision.

      (B) The cost of the arbitration procedure set forth herein shall be paid by the Trust.

      (C) The decision made by the Arbitrator shall be binding on the Settlor, Beneficiary, Special Advisor and Trustee and shall be enforceable in any court of competent jurisdiction.

Provided, however, that nothing herein to the contrary withstanding, the arbitration procedure shall not affect the authority of any court of competent jurisdiction to exercise any equitable power of injunction, restraining order, or specific performance or power to issue an emergency order either pending the Arbitrator's decision or in lieu of the Arbitrator's decision, in any question which arises out of or is concerned with the rights, duties or powers of the Settlor, Beneficiary, Special Advisor or Trustee hereunder.


                                   ARTICLE IX

                                 MISCELLANEOUS

SECTION  9.1  LIABILITY

      The Settlor, the Trustee, the individual Special Advisor(s), and the Beneficiary shall not incur any liability or be deemed to have violated any of the provisions of this Trust as a result of any mistakes or errors in judgment made in good faith and in the exercise of due care in connection with the Trust business.

      Each representation, warranty, undertaking and agreement made in the Loan Documents on the part of the Trust or the Trustee shall be made and intended not as a personal representation, warranty, undertaking and agreement by or for the purpose or with the intention of binding the Settlor, the Trustee, any individual Special Advisor(s), or the Beneficiary personally but is made and intended for the purpose of binding only the Trust Estate held pursuant to this Trust and shall be executed and delivered by the Trust and any person acting for it or pursuant to its terms solely in the exercise of the powers expressly conferred upon it under this Trust; and, except as specifically set forth in the Loan Documents, no personal liability or responsibility shall be assumed thereunder by nor shall the Loan Documents at any time be enforceable against the Trustee or its successor in trust on account of the Loan Documents or any representation, warranty, covenant, undertaking or agreement thereunder of the Trustee, either expressed or implied, all such personal liability, if any, being expressly waived. All liability thereunder shall be limited solely to recourse against the assets of the Trust Estate held pursuant to this Trust.

SECTION  9.2  AGREEMENT BINDING

      This Agreement shall be binding upon the parties hereto and upon their heirs, executors, administrators, successors or assigns, and the parties hereto agree for themselves and their heirs, executors, administrators, successors and assigns to execute any and all instruments in writing which are or may become necessary or proper to carry out the purpose and intent of this Agreement.

SECTION  9.3  TITLES AND SUBTITLES

      Titles of the Sections are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Trust.

SECTION  9.4  WORDS AND GENDER OR NUMBER

      As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

SECTION  9.5  APPLICABLE LAW

      This Trust shall be subject to and governed by the laws of the State of Michigan.

SECTION 9.6  REGISTRATION

      This Trust need not and shall not be registered with any Court unless the Special Advisor deems it advisable to do so, or the laws of any State having jurisdiction thereof do not permit the same to be exempted from registration.

      In witness whereof, this Amended and Restated trust agreement has been executed as of the 16th day of February, 1994.

         In the Presence of:            Settlor and Beneficiary:


         /s/ Kim McBride                /s/ Larry J. Winget
         --------------------------     --------------------------
                                        LARRY J. WINGET

         /s/ Betty Cormany
         --------------------------

                                        Trustee and Special Advisor:


         /s/ Kim McBride                /s/ Larry J. Winget
         --------------------------     --------------------------
                                        LARRY J. WINGET

         /s/ Betty Cormany
         --------------------------

                                   EXHIBIT A

TO: THE TRUSTEE OF THE VENTURE HOLDINGS TRUST

FROM: THE  SPECIAL ADVISOR

PURSUANT TO THE AUTHORITY INVESTED IN THE UNDERSIGNED BY THE VENTURE HOLDINGS TRUST, THE UNDERSIGNED HEREBY CERTIFIES THAT HE IS THE SPECIAL ADVISOR OF THE VENTURE HOLDINGS TRUST AND THAT HAVING DETERMINED THAT IT IS NECESSARY, CONVENIENT AND/OR PRUDENT FOR THE TRUSTEE TO EXERCISE CERTAIN DUTIES AS HEREINAFTER SET FORTH, HEREBY DIRECTS THE TRUSTEE UNDER, ON BEHALF OF, AND IN THE NAME OF THE TRUST TO DO THE FOLLOWING:

         1. [SPECIFY]

DATED: the ____ day of ________, 199__.

                                    SIGNED:

                                    ____________________________
                                    Special Advisor

DATED: the ____ day of ________, 199__

CERTIFICATION OF THE RECEIPT OF DIRECTION [not required if Larry J. Winget is Special Advisor]:

The Trustee hereby certifies that it has received the above mentioned direction:


By:____________________